Lithia Motors Reports Adjusted EPS of $1.32 for the Third Quarter of 2014, an Increase of 17% Over the Prior Year

Lithia Motors Declares $0.16 per Share Dividend for Third Quarter

MEDFORD, OR -- (Marketwired - October 30, 2014) - Lithia Motors, Inc. (NYSE: LAD) reported the highest third quarter adjusted net income in Company history and an increase in adjusted net income from continuing operations of 18% for the third quarter 2014 over the prior year period.

2014 third quarter adjusted net income from continuing operations was $34.9 million, or $1.32 per diluted share. This compares to 2013 third quarter adjusted net income from continuing operations of $29.6 million, or $1.13 per diluted share.

Unadjusted net income from continuing operations for the third quarter of 2014 was $34.5 million, or $1.31 per diluted share, compared to $30.9 million or $1.18 per diluted share, for the third quarter of 2013. As shown in the attached non-GAAP reconciliation tables, the 2014 third quarter adjusted results from continuing operations exclude a $0.01 per share expense related to non-core acquisition expenses for the purchase of DCH Auto Group offset by a non-core benefit resulting from a tax attribute. The 2013 third quarter adjusted results from continuing operations exclude a $0.05 per share benefit related to non-core tax attribute.

Third quarter 2014 revenue from continuing operations increased $228 million, or 21%, to $1.3 billion from $1.1 billion for the third quarter of 2013.

Third Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 12%
  New vehicle same store sales increased 11%
  Used vehicle retail same store sales increased 13%
  Service, body and parts same store sales increased 13%
  Same store F&I per unit increased $97 to $1,202
  Adjusted SG&A expense as a percentage of gross profit was 66.1%

"As we previously announced, we had solid results in new vehicle sales, service and parts and F&I per unit in the quarter," said Bryan DeBoer, President and CEO. "Used vehicle revenue showed strong growth but margin compression was a headwind in the quarter. The outlook remains bright for automotive retailing, with exciting product from our manufacturer partners, ample credit availability and opportunities for us to increase earnings through improving store operations and finding synergies with the DCH Auto group. "

For the first nine months of 2014, adjusted net income per diluted share from continuing operations increased 22% to $3.69 from $3.02 for the first nine months of 2013. Unadjusted net income from continuing operations was $3.58 per diluted share for the first nine months of 2014, compared to $2.98 per diluted share for the first nine months of 2013.

Chris Holzshu, SVP and CFO, said, "For the second quarter in a row, our same store F&I per unit was above $1,200, and was $97 per unit above the third quarter of last year. Our adjusted SG&A as a percentage of gross profit was 66.1% for the third quarter of 2014, slightly higher than last year's result and among the best in the industry. Our incremental throughput, or the percentage of incremental gross profit remaining after deducting incremental SG&A expense, was 38% on a same store basis in the third quarter of 2014, and was impacted by the lower gross profit dollars generated in our used vehicle business. We seek to improve operational leverage through targeting incremental throughput of 50%."

Corporate Development
On October 1, 2014, we completed the purchase of DCH Auto Group (USA) Inc., one of the 10 largest dealer groups in the country. The DCH stores are estimated to generate approximately $2.3 billion in annualized revenue. The transaction was funded by approximately $364 million in cash, the issuance of 268,770 shares of Lithia Class A common stock, incurring $230 million of vehicle floorplan debt financing, and the assumption of non-floor plan debt of $53 million.

Additionally, in October 2014, we acquired Harris Nissan in Clovis, California with $25 million in estimated total annual revenues.

Bryan DeBoer, President and CEO, stated, "We continue to see robust acquisition activity in the marketplace, and are pleased to add Lithia Nissan of Clovis in our exclusive market strategy. Additionally, the integration of DCH will provide geographic and franchise diversification, shifting 20% of our revenues to the east coast and over 50% of our vehicle sales volume to import brands, while more than doubling our potential acquisition targets as we pursue a metro market strategy."

Balance Sheet Update
We ended the third quarter with $22 million in cash and $167 million in available credit on our credit facilities. Additionally, approximately $133 million of our operating real estate is currently unfinanced, which could provide an estimated additional $100 million in available liquidity, for total potential liquidity of $289 million.

On October 1, 2014, we amended our credit facility to increase the total financing commitment to $1.7 billion.

Dividend Payment and Share Repurchase
We announced that our Board of Directors has approved a dividend of $0.16 per share related to third quarter 2014 financial results. We will pay the dividend December 5, 2014 to shareholders of record on November 21, 2014.

Since the second quarter, we have repurchased approximately 161,000 shares at a weighted average price of $69 per share. Under our existing share repurchase authorization, approximately 1.5 million shares remain available for repurchase.

Outlook for 2014
We project 2014 fourth quarter earnings guidance within a range of $1.17 to $1.19 per diluted share, including earnings related to the DCH Auto Group. Full-year 2014 earnings are projected to be $4.86 to $4.88 per diluted share. Both projections are based on the following full year assumptions. Additionally, the fourth quarter projection excludes $0.04 to $0.06 per share and the full year projection excludes $0.06 to $0.08 per share in acquisition expenses and is based on the following assumptions:

Continuing Operations Projections

  Total revenues of $5.2 to $5.4 billion
  New vehicle sales increasing 35.0%
  New vehicle gross margin of 6.2% to 6.4%
  Used vehicle sales increasing 31.5%
  Used vehicle gross margin of 13.0% to 13.3%
  Service body and parts sales increasing 33.5%
  Service body and parts gross margin of 48.3% to 48.5%
  Finance and insurance gross profit of $1,170 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.4 million
  Full year capital expenditures of $90 million

Same Store Projections

  Total revenues of $4.2 to $4.4 billion
  New vehicle same store sales increasing 9.5%
  Used vehicle same store sales increasing 12.0%
  Service body and parts same store sales increasing 10.5%
  Finance and insurance gross profit of $1,200 per unit

2015 Earnings Guidance
We project 2015 first quarter earnings $1.18 to $1.21 per diluted share and 2015 full year earnings of $5.60 to $5.80 per diluted share, with Lithia operations contributing $4.95 to $5.05 per diluted share and DCH operations contributing $0.65 to $0.75 per diluted share. Both projections are based on the following annual assumptions:

Continuing Operations Projections

  Total revenues of $7.4 to $7.6 billion
  New vehicle sales increasing 45.0%
  New vehicle gross margin of 5.9% to 6.1%
  Used vehicle sales increasing 38.0%
  Used vehicle gross margin of 12.3% to 12.5%
  Service body and parts sales increasing 41.0%
  Service body and parts gross margin of 48.0% to 48.1%
  Finance and insurance gross profit of $1,125 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.7 million
  Full year capital expenditures are $80 million

Same Store Projections

  Total revenues of $5.4 to $5.6 billion
  New vehicle same store sales increasing 6.5%
  Used vehicle same store sales increasing 10.5%
  Service body and parts same store sales increasing 8.0%
  Finance and insurance gross profit of $1,200 per unit

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 129 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Future market conditions;
  Expected operating results, such as improved store performance, maintaining incremental throughput above 50%, increasing same store F&I per unit and all projections set forth under the heading "Outlook for 2014" and "2015 Earnings Guidance";
  The increase in our annual revenues that we estimate will result from the dealerships that we acquired and from the DCH Auto Group transaction as set forth under the heading "Corporate Development";
  Anticipated availability of liquidity from our unfinanced operating real estate; and
  Anticipated levels of capital expenditures in the future.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013 and from time to time in our other filings with the SEC, including in Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands except per share data)

                             Three months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Revenues:
New vehicle retail        $   732,121  $   604,135  $   127,986        21.2%
Used vehicle retail           340,522      280,734       59,788        21.3
Used vehicle wholesale         48,853       43,396        5,457        12.6
Finance and insurance          46,855       37,132        9,723        26.2
Service, body and parts       120,772       97,784       22,988        23.5
Fleet and other                 7,988        6,109        1,879        30.8
                          -----------  -----------  -----------  ----------
  Total revenues            1,297,111    1,069,290      227,821        21.3
Cost of sales:
New vehicle retail            684,473      565,549      118,924        21.0
Used vehicle retail           296,624      239,093       57,531        24.1
Used vehicle wholesale         48,349       42,686        5,663        13.3
Service, body and parts        62,351       50,793       11,558        22.8
Fleet and other                 7,474        5,780        1,694        29.3
                          -----------  -----------  -----------  ----------
  Total cost of sales       1,099,271      903,901      195,370        21.6
                          -----------  -----------  -----------  ----------
Gross profit                  197,840      165,389       32,451        19.6
SG&A expense                  131,627      108,570       23,057        21.2
Depreciation and
 amortization                   6,067        5,099          968        19.0
                          -----------  -----------  -----------  ----------
Income from operations         60,146       51,720        8,426        16.3
Floor plan interest
 expense                       (3,127)      (2,909)         218         7.5
Other interest expense         (2,051)      (1,933)         118         6.1
Other income, net               1,027          835          192        23.0
                          -----------  -----------  -----------  ----------
Income from continuing
 operations before income
 taxes                         55,995       47,713        8,282        17.4
Income tax expense            (21,458)     (16,822)       4,636        27.6
Income tax rate                  38.3%        35.3%
                          -----------  -----------  -----------  ----------
Income from continuing
 operations               $    34,537  $    30,891  $     3,646        11.8%
Income from discontinued
 operations, net of tax             -          127         (127)         NM
                          -----------  -----------  -----------  ----------
Net income                $    34,537  $    31,018  $     3,519        11.3%

Diluted net income per
 share:
Continuing operations     $      1.31  $      1.18  $      0.13        11.0%
Discontinued operations             -            -            -           -
                          -----------  -----------  -----------  ----------
Net income per share      $      1.31  $      1.18  $      0.13        11.0%
                          ===========  ===========  ===========  ==========

Diluted shares
 outstanding                   26,359       26,237          122         0.5%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics
(Unaudited)
                             Three months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Gross margin
New vehicle retail                6.5%         6.4%      10 bps
Used vehicle retail              12.9         14.8    (190) bps
Used vehicle wholesale            1.0          1.6     (60) bps
Finance and insurance           100.0        100.0        - bps
Service, body and parts          48.4         48.1       30 bps
Fleet and other                   6.4          5.4      100 bps
Gross profit margin              15.3         15.5     (20) bps

Unit sales
New vehicle retail             21,320       18,109        3,211        17.7%
Used vehicle retail            17,710       15,496        2,214        14.3
Total retail units sold        39,030       33,605        5,425        16.1
Used vehicle wholesale          6,989        6,059          930        15.3

Average selling price
New vehicle retail             34,340       33,361          979         2.9%
Used vehicle retail            19,228       18,117        1,111         6.1
Used vehicle wholesale          6,990        7,162         (172)       (2.4)

Average gross profit per
 unit
New vehicle retail        $     2,235  $     2,131  $       104         4.9%
Used vehicle retail             2,479        2,687         (208)       (7.7)
Used vehicle wholesale             72          117          (45)      (38.5)
Finance and insurance           1,200        1,105           95         8.6
Total vehicle(1)                3,559        3,513           46         1.3

Revenue mix
New vehicle retail               56.4%        56.5%
Used vehicle retail              26.3         26.3
Used vehicle wholesale            3.8          4.1
Finance and insurance,
 net                              3.6          3.5
Service, body and parts           9.3          9.1
Fleet and other                   0.6          0.5

                                  Adjusted                As reported
                          ------------------------  -----------------------
                             Three months ended        Three months ended
                                September 30,            September 30,
                          ------------------------  -----------------------
Other metrics                 2014         2013         2014        2013
                          -----------  -----------  -----------  ----------
SG&A as a % of revenue           10.1%        10.2%        10.1%       10.2%
SG&A as a % of gross
 profit                          66.1         65.6         66.5        65.6
Operating profit as a %
 of revenue                       4.7          4.8          4.6         4.8
Operating profit as a %
 of gross profit                 30.8         31.3         30.4        31.3
Pretax margin                     4.4          4.5          4.3         4.5
Net profit margin                 2.7          2.8          2.7         2.9

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights
(Unaudited)
                             Three months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Revenues
New vehicle retail        $   668,677  $   604,135  $    64,542        10.7%
Used vehicle retail           317,342      280,734       36,608        13.0
Used vehicle wholesale         46,333       43,396        2,937         6.8
Finance and insurance          43,041       37,141        5,900        15.9
Service, body and parts       110,491       97,784       12,707        13.0
Fleet and other                 6,241        6,109          132         2.2
                          -----------  -----------  -----------
Total revenues            $ 1,192,125  $ 1,069,299  $   122,826        11.5

Gross profit
New vehicle retail        $    43,366  $    38,586  $     4,780        12.4%
Used vehicle retail            41,733       41,641           92         0.2
Used vehicle wholesale            465          710         (245)      (34.5)
Finance and insurance          43,041       37,141        5,900        15.9
Service, body and parts        53,572       46,993        6,579        14.0
Fleet and other                   415          328           87        26.5
                          -----------  -----------  -----------
Total gross profit        $   182,592  $   165,399  $    17,193        10.4

Gross margin
New vehicle retail                6.5%         6.4%      10 bps
Used vehicle retail              13.2         14.8    (160) bps
Used vehicle wholesale            1.0          1.6     (60) bps
Finance and insurance           100.0        100.0        - bps
Service, body and parts          48.5         48.1       40 bps
Fleet and other                   6.6          5.4      120 bps
Gross profit margin              15.3         15.5     (20) bps

Unit sales
New vehicle retail             19,344       18,109        1,235         6.8%
Used vehicle retail            16,451       15,496          955         6.2
Total retail units sold        35,795       33,605        2,190         6.5
Used vehicle wholesale          6,568        6,059          509         8.4

Average selling price
New vehicle retail        $    34,568  $    33,361  $     1,207         3.6%
Used vehicle retail            19,290       18,117        1,173         6.5
Used vehicle wholesale          7,054        7,162         (108)       (1.5)

Average gross profit per
 unit
New vehicle retail        $     2,242  $     2,131  $       111         5.2%
Used vehicle retail             2,537        2,687         (150)       (5.6)
Used vehicle wholesale             71          117          (46)      (39.3)
Finance and insurance           1,202        1,105           97         8.8
Total vehicle(1)                3,593        3,514           79         2.3

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands except per share data)

                              Nine months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Revenues:
New vehicle retail        $ 2,006,127  $ 1,667,063  $   339,064        20.3%
Used vehicle retail           952,890      778,427      174,463        22.4
Used vehicle wholesale        135,832      120,593       15,239        12.6
Finance and insurance         130,324      103,013       27,311        26.5
Service, body and parts       339,726      282,686       57,040        20.2
Fleet and other                32,120       29,093        3,027        10.4
                          -----------  -----------  -----------  ----------
  Total revenues            3,597,019    2,980,875      616,144        20.7
Cost of sales:
New vehicle retail          1,873,461    1,555,042      318,419        20.5
Used vehicle retail           824,129      662,920      161,209        24.3
Used vehicle wholesale        132,493      118,214       14,279        12.1
Service, body and parts       174,291      145,223       29,068        20.0
Fleet and other                30,444       27,816        2,628         9.4
                          -----------  -----------  -----------  ----------
  Total cost of sales       3,034,818    2,509,215      525,603        20.9
                          -----------  -----------  -----------  ----------
Gross profit                  562,201      471,660       90,541        19.2
SG&A expense                  378,919      318,984       59,935        18.8
Depreciation and
 amortization                  17,399       14,719        2,680        18.2
                          -----------  -----------  -----------  ----------
Income from operations        165,883      137,957       27,926        20.2
Floor plan interest
 expense                       (9,326)      (9,394)         (68)       (0.7)
Other interest expense         (5,894)      (6,235)        (341)       (5.5)
Other income, net               3,110        2,220          890        40.1
                          -----------  -----------  -----------  ----------
Income from continuing
 operations before income
 taxes                        153,773      124,548       29,225        23.5
Income tax expense            (59,372)     (46,494)      12,878        27.7
Income tax rate                  38.6%        37.3%
                          -----------  -----------  -----------  ----------
Income from continuing
 operations               $    94,401  $    78,054  $    16,347        20.9%
Income from discontinued
 operations, net of tax         3,179          574        2,605          NM
                          -----------  -----------  -----------  ----------
Net income                $    97,580  $    78,628  $    18,952        24.1%

Diluted net income per
 share:
Continuing operations     $      3.58  $      2.98  $      0.60        20.1%
Discontinued operations          0.13         0.03         0.10          NM
                          -----------  -----------  -----------  ----------
Net income per share      $      3.71  $      3.01  $      0.70        23.3%
                          ===========  ===========  ===========  ==========

Diluted shares
 outstanding                   26,337       26,159          178         0.7%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics
(Unaudited)
                              Nine months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Gross margin
New vehicle retail                6.6%         6.7%    (10) bps
Used vehicle retail              13.5         14.8    (130) bps
Used vehicle wholesale            2.5          2.0       50 bps
Finance and insurance           100.0        100.0        - bps
Service, body and parts          48.7         48.6       10 bps
Fleet and other                   5.2          4.4       80 bps
Gross profit margin              15.6         15.8     (20) bps

Unit sales
New vehicle retail             59,040       49,853        9,187        18.4%
Used vehicle retail            50,112       43,231        6,881        15.9
Total retail units sold       109,152       93,084       16,068        17.3
Used vehicle wholesale         18,889       16,624        2,265        13.6

Average selling price
New vehicle retail        $    33,979  $    33,440  $       539         1.6%
Used vehicle retail            19,015       18,006        1,009         5.6
Used vehicle wholesale          7,191        7,254          (63)       (0.9)

Average gross profit per
 unit
New vehicle retail        $     2,247  $     2,247  $         -           -%
Used vehicle retail             2,569        2,672         (103)       (3.9)
Used vehicle wholesale            177          143           34        23.8
Finance and insurance           1,194        1,107           87         7.9

Revenue mix
New vehicle retail               55.8%        55.9%
Used vehicle retail              26.5         26.1
Used vehicle wholesale            3.8          4.0
Finance and insurance,
 net                              3.6          3.5
Service, body and parts           9.4          9.5
Fleet and other                   0.9          1.0

                                  Adjusted                As reported
                          ------------------------  -----------------------
                              Nine months ended        Nine months ended
                                September 30,            September 30,
                          ------------------------  -----------------------
Other metrics                 2014         2013         2014        2013
                          -----------  -----------  -----------  ----------
SG&A as a % of revenue           10.4%        10.6%        10.5%       10.7%
SG&A as a % of gross
 profit                          66.5         66.8         67.4        67.6
Operating profit as a %
 of revenue                       4.8          4.8          4.6         4.6
Operating profit as a %
 of gross profit                 30.4         30.1         29.5        29.2
Pretax margin                     4.4          4.3          4.3         4.2
Net profit margin                 2.7          2.6          2.6         2.6

Lithia Motors, Inc.
Same Store Operating Highlights
(Unaudited)
                              Nine months ended
                                September 30,                         %
                          ------------------------    Increase    Increase
                              2014         2013      (Decrease)  (Decrease)
                          -----------  -----------  -----------  ----------
Revenues
New vehicle retail        $ 1,844,436  $ 1,664,438  $   179,998        10.8%
Used vehicle retail           888,101      777,716      110,385        14.2
Used vehicle wholesale        129,393      120,569        8,824         7.3
Finance and insurance         120,363      102,950       17,413        16.9
Service, body and parts       313,190      282,261       30,929        11.0
Fleet and other                28,655       29,093         (438)       (1.5)
                          -----------  -----------  -----------
Total revenues            $ 3,324,138  $ 2,977,027  $   347,111        11.7

Gross profit
New vehicle retail        $   121,770  $   111,822  $     9,948         8.9%
Used vehicle retail           121,554      115,405        6,149         5.3
Used vehicle wholesale          3,223        2,491          732        29.4
Finance and insurance         120,363      102,950       17,413        16.9
Service, body and parts       152,478      137,270       15,208        11.1
Fleet and other                 1,500        1,277          223        17.5
                          -----------  -----------  -----------
Total gross profit        $   520,888  $   471,215  $    49,673        10.5

Gross margin
New vehicle retail                6.6%         6.7%    (10) bps
Used vehicle retail              13.7         14.8    (110) bps
Used vehicle wholesale            2.5          2.1       40 bps
Finance and insurance           100.0        100.0        - bps
Service, body and parts          48.7         48.6       10 bps
Fleet and other                   5.2          4.4       80 bps
Total gross profit               15.7         15.8     (10) bps

Unit sales
New vehicle retail             53,667       49,766        3,901         7.8%
Used vehicle retail            46,415       43,190        3,225         7.5
Total retail units sold       100,082       92,956        7,126         7.7
Used vehicle wholesale         17,768       16,623        1,145         6.9

Average selling price
New vehicle retail        $    34,368  $    33,445  $       923         2.8%
Used vehicle retail            19,134       18,007        1,127         6.3
Used vehicle wholesale          7,282        7,253           29         0.4

Average gross profit per
 unit
New vehicle retail        $     2,269  $     2,247  $        22         1.0%
Used vehicle retail             2,619        2,672          (53)       (2.0)
Used vehicle wholesale            181          150           31        20.7
Finance and insurance           1,203        1,108           95         8.6
Total vehicle(1)                3,666        3,579           87         2.4

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights
(Unaudited)
                                                     As of
                                   September 30,  December 31, September 30,
                                   ------------- ------------- -------------
                                        2014          2013          2013
                                   ------------- ------------- -------------
Days Supply(1)
New vehicle inventory                         72            74            76
Used vehicle inventory                        54            63            54

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                 Requirement        As of September 30, 2014
                         -------------------------- ------------------------
Current ratio               Not less than 1.20 to 1                1.41 to 1
Fixed charge coverage
 ratio                      Not less than 1.20 to 1                4.00 to 1
Leverage ratio              Not more than 5.00 to 1                1.53 to 1
Funded debt restriction  Not more than $375 million           $242.4 million

Lithia Motors, Inc.
Other Highlights
(Unaudited)
                               Three months ended       Nine months ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2014        2013        2014        2013
                             ----------  ----------  ----------  ----------
New vehicle unit sales brand
 mix
Chrysler                           28.1%       29.4%       28.4%       30.1%
General Motors                     14.2        14.5        14.2        15.5
Toyota                             13.6        14.9        13.7        14.8
Subaru                              9.9         8.0         9.6         7.8
Honda, Acura                        8.0         8.8         8.0         7.7
Ford                                6.5         5.9         6.4         5.9
BMW, MINI                           6.1         6.4         6.2         6.4
Nissan                              3.5         2.8         3.6         2.8
Hyundai                             3.0         2.6         3.0         2.7
Volkswagen, Audi                    2.8         2.8         2.6         2.3
Mercedes                            2.4         2.5         2.3         2.5
Kia                                 1.2         0.7         1.1         0.6
Mazda                               0.4         0.4         0.4         0.5
Other                               0.3         0.3         0.5         0.4

                               Three months ended       Nine months ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2014        2013        2014        2013
                             ----------  ----------  ----------  ----------
Revenue geographic mix
Texas                              22.8%       24.1%       23.5%       24.9%
Oregon                             22.7        22.0        22.3        21.1
California                         12.8        10.1        13.0        10.4
Montana                             8.2         9.0         8.2         8.9
Alaska                              7.5         7.9         7.3         7.8
Washington                          7.2         8.0         7.2         8.1
Nevada                              4.6         5.0         4.6         4.8
Idaho                               4.4         5.0         4.4         5.1
Iowa                                4.3         4.9         4.3         4.8
North Dakota                        2.1         2.3         2.2         2.4
Hawaii                              2.0         0.0         1.6         0.0
New Mexico                          1.4         1.7         1.4         1.7

                             As of October 30, 2014
                             ----------------------
                                # of
Current store count mix        stores    % of total
                             ----------  ----------
Chrysler, Fiat                       25        19.4%
Honda, Acura                         22        17.0
Toyota, Lexus                        19        14.7
General Motors                       16        12.4
BMW, MINI                            11         8.5
Volkswagen, Audi                      7         5.4
Nissan                                6         4.7
Ford                                  6         4.7
Subaru                                5         3.9
Hyundai                               5         3.9
Mercedes                              3         2.3
Other                                 4         3.1

Lithia Motors, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)
                                               September 30,   December 31,
                                                    2014           2013
                                               -------------  -------------
Cash and cash equivalents                      $      21,666  $      23,686
Trade receivables, net                               181,855        170,519
Inventories, net                                     941,756        859,019
Deferred income taxes                                    500          1,548
Other current assets                                  11,088         15,251
Assets held for sale                                   8,920         11,526
                                               -------------  -------------
Total current assets                           $   1,165,785  $   1,081,549

Property and equipment, net                          536,519        481,212
Goodwill                                              65,745         49,511
Franchise value                                       77,482         71,199
Deferred income taxes                                 12,450         10,256
Other non-current assets                              46,922         31,394
                                               -------------  -------------
Total assets                                   $   1,904,903  $   1,725,121
                                               =============  =============

Floor plan notes payable                       $      21,362  $      18,789
Floor plan notes payable: non trade                  718,227        695,066
Current maturities of long-term debt                   9,305          7,083
Trade payables                                        59,481         51,159
Accrued liabilities                                  116,619         94,143
Liabilities related to assets held for sale            4,776          6,271
                                               -------------  -------------
Total current liabilities                      $     929,770  $     872,511

Long-term debt                                       263,117        245,471
Deferred revenue                                      51,913         44,005
Other long-term liabilities                           36,190         28,412
                                               -------------  -------------
Total liabilities                              $   1,280,990  $   1,190,399
                                               -------------  -------------

Class A common stock                                 266,075        268,255
Class B common stock                                     319            319
Additional paid-in capital                            27,657         22,598
Accumulated other comprehensive loss                  (1,075)        (1,538)
Retained earnings                                    330,937        245,088
                                               -------------  -------------
Total liabilities & stockholders' equity       $   1,904,903  $   1,725,121
                                               =============  =============

Lithia Motors, Inc.
Summarized Cash Flow from Operations
(Unaudited)
(In thousands)
                                                       Nine months ended
                                                         September 30,
                                                   ------------------------
                                                       2014         2013
                                                   -----------  -----------
Net income                                         $    97,580  $    78,628

Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                           17,399       14,719
Stock-based compensation                                 5,054        4,161
Loss on disposal of assets                                 307          107
Gain on sale of franchise                               (5,744)           -
Deferred income taxes                                    4,725        8,504
Excess tax benefit from share-based payment
 arrangements                                           (6,160)      (5,956)
(Increase) decrease:
  Trade receivables, net                               (11,336)      (6,937)
  Inventories                                          (44,349)     (18,187)
  Other assets                                         (13,700)       1,660
Increase (decrease):
  Floor plan notes payable, net                          1,132        5,721
  Trade payables                                         4,246        4,848
  Accrued liabilities                                   21,913       13,099
  Other long-term liabilities and deferred revenue      16,635       12,307
                                                   -----------  -----------
Net cash provided by operating activities          $    87,702  $   112,674
                                                   ===========  ===========

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations
(Unaudited)
(In thousands)
                                                        Nine months ended
                                                          September 30,
                                                     -----------------------
Net cash provided by operating activities                2014        2013
                                                     ----------- -----------
As reported                                          $    87,702 $   112,674
  Floor plan notes payable, non-trade, net                30,375       2,685
                                                     ----------- -----------
Adjusted                                             $   118,077 $   115,359
                                                     =========== ===========

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(In thousands, except for per share data)

                                Three Months Ended September 30, 2014
                         --------------------------------------------------
                                      Acquisition    One-time
                         As reported    expenses    tax items     Adjusted
                         -----------  -----------  -----------  -----------
Selling, general and
 administrative          $   131,627  $      (883) $         -  $   130,744

Income from operations        60,146          883            -       61,029

Income from continuing
 operations before
 income taxes            $    55,995  $       883  $         -  $    56,878
Income tax expense           (21,458)        (319)        (194)     (21,971)
                         -----------  -----------  -----------  -----------
Net income from
 continuing operations   $    34,537  $       564  $      (194) $    34,907
                         ===========  ===========  ===========  ===========

Diluted earnings per
 share from continuing
 operations              $      1.31  $     $0.02  $     (0.01) $      1.32
Diluted share count           26,359

                                      Three Months Ended September 30, 2013
                                      -------------------------------------
                                                       Tax
                                      As reported   attribute     Adjusted
                                      -----------  -----------  -----------
Income from continuing operations
 before income taxes                  $    47,713  $         -  $    47,713
Income tax expense                        (16,822)      (1,284)     (18,106)
                                      -----------  -----------  -----------
Net income from continuing operations $    30,891  $    (1,284) $    29,607
                                      ===========  ===========  ===========

Diluted earnings per share from
 continuing operations                $      1.18  $     (0.05) $      1.13
Diluted share count                        26,237

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(In thousands, except for per share data)

                             Nine Months Ended September 30, 2014
                  ---------------------------------------------------------
                      As       Reserve    Acquisition     Tax
                   reported  adjustments    expenses   attribute   Adjusted
                  ---------  -----------  -----------  ---------  ---------
Selling, general
 and
 administrative   $ 378,919  $    (3,931) $    (1,046) $       -  $ 373,942

Income from
 operations         165,883        3,931        1,046          -    170,860

Income from
 continuing
 operations
 before income
 taxes            $ 153,773  $     3,931  $     1,046  $       -  $ 158,750
Income tax
 expense            (59,372)      (1,545)        (406)      (267)   (61,590)
                  ---------  -----------  -----------  ---------  ---------
Net income from
 continuing
 operations       $  94,401  $     2,386  $       640  $    (267) $  97,160
                  =========  ===========  ===========  =========  =========

Diluted earnings
 per share from
 continuing
 operations       $    3.58  $      0.09  $      0.03  $   (0.01) $    3.69
Diluted share
 count               26,337

                                Nine months ended September 30, 2013
                         --------------------------------------------------
                                        Reserve        Tax
                         As reported   adjustment   attribute     Adjusted
                         -----------  -----------  -----------  -----------
Selling, general and
 administrative          $   318,984  $    (3,813) $         -  $   315,171

Income from operations   $   137,957  $     3,813  $         -  $   141,770

Income from continuing
 operations before
 income taxes            $   124,548  $     3,813  $         -  $   128,361
Income tax expense           (46,494)      (1,484)      (1,512)     (49,490)
                         -----------  -----------  -----------  -----------
Net income from
 continuing operations   $    78,054  $     2,329  $    (1,512) $    78,871
                         ===========  ===========  ===========  ===========

Diluted earnings per
 share from continuing
 operations              $      2.98  $      0.09  $     (0.05) $      3.02
Diluted share count           26,159

Contact:
John North
VP Finance and Controller
(541) 618-5748